EXHIBIT 32.1
OFFICERS’ CERTIFICATIONS

CEO Certification

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Douglas Emmett, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that:

(i)
the accompanying annual report on Form 10-K of the Company for the period ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 15, 2019	By:	/s/ JORDAN L. KAPLAN
Jordan L. Kaplan
President and CEO

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.